UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2022, the Company entered into a Second Amended and Restated Employment Agreement (the “Amended Agreement”) with its Chief Executive Officer, Georgette C. Nicholas.

The material revisions in the Amended Agreement compared to Ms. Nicholas’ previous employment agreement are as follows:

Base Salary. Ms. Nicholas’ Base Salary was increased from $300,000 to $350,000. In addition, the Amended Agreement provides that in no event shall her Base Salary be reduced, absent changed economic circumstances of the Company (for example, where base salaries are reduced across-the-board for members of senior management of the Company). The Base Salary continues to be payable for up to six months in case of illness or temporary disability of Ms. Nicholas.

Change of Control Provision. The Amended Agreement added a provision regarding a Change of Control Event (defined below). In connection with a Qualifying Termination (as that term is defined below) that occurs in connection with or within the 12 month period following the effective date of a Change in Control Event, and provided Ms. Nicholas does not revoke the release attached as an exhibit to the Amended Agreement (the “Release”), the Company is obligated to (a) make a lump sum payment to her in an amount equal to two times the sum of the Base Salary and the Target Bonus (as defined below) relating to the calendar year of her Qualifying Termination; (b) fully vest all of the stock options and other equity awards (if any) granted to her (with all performance vesting awards being deemed achieved at target); and (c) subject to her timely election of continuation coverage under COBRA, pay a lump sum amount equal to the total monthly premiums that would be necessary to continue participation by Ms. Nicholas and her eligible dependents in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) for a period of 18 months following the date of her termination.

Under the Amended Agreement, “Change in Control Event” means:

(i)        Any transaction in which shares of Company voting securities representing more than 50% of the total combined voting power of all outstanding Company voting securities are issued by the Company, or sold or transferred by the Company’s stockholders, in either case resulting in those persons and entities who beneficially owned Company voting securities representing more than 50% of the total combined voting power of all outstanding Company voting securities immediately prior to such transaction ceasing to beneficially own Company securities representing more than 50% of the total combined voting power of all outstanding Company voting securities immediately after such transaction;

(ii)        The merger or consolidation of the Company with or into another entity resulting in those persons and entities who beneficially owned Company voting securities representing more than 50% of the total combined voting power of all outstanding Company voting securities immediately prior to such transaction ceasing to beneficially own Company voting securities representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger or consolidation; or

(iii)        The sale of all or substantially all of the Company’s assets unless those persons or entities who beneficially owned Company voting securities representing more than 50% of the total combined voting power of all outstanding Company voting securities immediately prior to such asset sale beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

The following is a summary of the remainder of the terms of the Amended Agreement which, other than certain clarifying language and updating for the passage of time, generally remain unchanged from the previous employment agreement:

Term. The term of the Amended Agreement has remained unchanged, ending on November 19, 2024, and will be automatically extended on an annual basis thereafter for successive one-year renewal terms unless written notice of nonrenewal is given by either party. If a notice of nonrenewal is given, the term of employment will end at either the end of the initial term or renewal term, as the case may be, unless terminated earlier as described below.

Bonus. Ms. Nicholas has an annual target bonus percentage of 75% of the current Base Salary (“Target Bonus”). The actual annual bonus may range from 0% to 150% of the Base Salary. For 2022, Ms. Nicholas will be paid a minimum bonus of $250,000 if she is employed by the Company at the end of 2022.

Equity Compensation. Ms. Nicholas did not receive any additional equity awards in connection with the Amended Agreement and her previously granted stock options remained unchanged.

Benefits. The Company will continue to provide Ms. Nicholas with retirement and other benefits as are customarily provided to similarly situated executives of the Company, including paid personal leave of up to four weeks, sick leave of one week, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Termination. Either the Company or Ms. Nicholas may terminate the Amended Agreement prior to the expiration of its Term at any time upon written notice.

Effect of Termination; Severance. In the event of a termination of employment of Ms. Nicholas due to (a) death, (b) permanent disability or (c) by the Company for Good Cause (as defined below), Ms. Nicholas will be entitled to payment of any earned but unpaid Base Salary, Target Bonus and other benefits through the date of termination as well as unreimbursed business expenses.

In the event of voluntary resignation of employment by Ms. Nicholas without Good Reason (as defined below), she will be entitled to payment, on a semi-monthly basis, of her Base Salary for a period of 12 months following her resignation and will be paid any earned but unpaid Target Bonus for the prior year; provided, that she is in compliance with the non-compete provisions of the Amended Agreement and executes and does not revoke the Release.

In addition to the foregoing, if (i) the Company terminates the employment of Ms. Nicholas other than due to death, permanent disability or Good Cause (ii) the Company does not renew the Amended Agreement, or (iii) Ms. Nicholas terminates her employment for Good Reason (each a “Qualifying Termination”), then provided that she is in compliance with the non-compete provisions of the Amended Agreement and executes and does not revoke the Release, the Company will (A) pay Ms. Nicholas, on a semi-monthly basis, her Base Salary and Target Bonus for 12 months following her termination, (B) provide continued vesting of all of her outstanding stock options and equity awards through the 12-month severance period and (C) to the extent Ms. Nicholas elects to continue health coverage under COBRA, pay to her a lump sum amount equal to the total monthly premiums necessary to extend such coverage for the 12-month severance period.

Non-Competition. During her employment with the Company and for a period of 12 months thereafter, Ms. Nicholas may not directly or indirectly compete with the Company within the United States.

Clawbacks. Ms. Nicholas’ incentive compensation will be subject to clawback requirements in effect under applicable law, government regulation or stock exchange listing standards.

“Good Cause” generally includes (subject to certain cure provisions):

(i) willfully engaging in acts or omissions determined to constitute fraud, breach of fiduciary duty or intentional wrongdoing or malfeasance;

(ii) conviction of, or entering a plea of guilty or nolo contendere to charges of, any criminal violation involving fraud, theft or dishonesty;

(iii) conviction of, or entering a plea of guilty or nolo contendere to charges of, any non-vehicular felony which has or is substantially likely to have a material adverse effect on her ability to carry out her duties under the Amended Agreement or on the reputation or activities of the Company;

(iv) habitual abuse of alcohol, illegal drugs or controlled substances or non-prescribed prescription medicine, and such abuse materially and adversely interferes with the performance of her duties and responsibilities;

(v) a material breach of the terms of any agreement between Ms. Nicholas and the Company relating to her employment;

(vi) engaging in acts or omissions constituting gross negligence in the performance (or non-performance) of her duties; or

(vii) material failure in the performance of her duties and/or responsibilities on behalf of the Company.

“Good Reason” generally means (subject to certain cure provisions):

(i) any material diminution of any duties, responsibilities, and authorities inconsistent in any respect with Ms. Nicholas’ position as Chief Executive Officer;

(ii) any failure by the Company to comply with any of the compensation provisions of the Amended Agreement (except for isolated, insubstantial and inadvertent failure not occurring in bad faith and which are remedied by the Company); or

(iii) the Company materially breaches the terms of any agreement between Ms. Nicholas and the Company relating to her employment, or materially fails to satisfy the conditions and requirements of the Amended Agreement.

The foregoing is a summary of the material features of the Second Amended and Restated Employment Agreement and is qualified in its entirety by reference to the full text of it, a copy of which is filed as Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed as a part of this Report:

Exhibit No.	Description
10.2	Second Amended and Restated Executive Employment Agreement Between Georgette C. Nicholas and Midwest Holding Inc. dated September 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 4, 2022.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas

Name:	Georgette C. Nicholas
Title:	Chief Executive Officer